EXHIBIT 20.3



                             MAILING LIST REPLY FORM

                   2002 Annual General Meeting of Shareholders

National Policy No. 41 provides shareholders of MDSI Mobile Data Solutions Inc. (the "Company") with the opportunity to elect to have their name added to the supplemental mailing list in order to receive quarterly financial statements of the Company. If you wish to receive these statements or news releases via e-mail for the ensuing year, please complete and return this form to the Company.

                                                  Send me:


Name:       -------------------------------       |_| Quarterly reports

                                                  |_| News releases via e-mail
Address:    -------------------------------


Phone:      -------------------------------

E-mail:     -------------------------------

Signature:  -------------------------------


I certify that I am a registered                 [COMPANY LOGO]
shareholder or a non-registered
(beneficial) shareholder of the
Company.
                                               MDSI Mobile Data Solutions Inc.
Date:   -----------------------                10271 Shellbridge Way

Note: As the supplemental mailing list         Richmond, British Columbia
will be updated each year, a reply form        Canada V6X 2W8
will be required annually in order to          Telephone 604 207 6000
remain on the list.                            Facsimile 604 207 6060
                                               E-mail ir@mdsi.ca